Exhibit 99.1

LSEB Creative Corp Places First Production Order for Brand, Lauren Bentley Swimwear, and Commences Trading on OTC Markets

April 13, 2023 – LSEB Creative Corp. (OTC Pinks: LSEB) (the “Company” or “LSEB”) is pleased to announce it has placed its initial Purchase Order for Lauren Bentley Swimwear, the brand in which operates under the Company. The production order for the brand’s first collection was placed with a renowned garment manufacturer based in Portugal. The Company expects to receive its production order of swimwear garments in June 2023. Upon which, the Company will launch the brand, Lauren Bentley Swimwear (LBS), and open its ecommerce platform, laurenbentleyswim.com, to the public for product purchase.

The Lauren Bentley Swimwear High Summer 2023 collection is comprised of elevated swimwear essentials for men and women. Totaling 44 SKUs, women are offered a selection of nine styles in four colorways, and men two styles in two inseam lengths, each in two colorways. The collection was developed with precision, ensuring superior fabrics and trims, craftsmanship, and fit and function. This attention to detail was made possible by the strategic partnership made with the manufacturer.

Partnership with a highly capable and established manufacturer was key to achieving product quality that will allow the Company to position the brand as a leader in the luxury swimwear industry; An industry that is forecasted to expand at a CAGR of 5.8% between 2021 and 2028, reaching USD 31.1 billion (businessresearchinsights.com). The brand’s manufacturing partner is a leader in its industry, working with revolutionary technologies and dedicating themselves to ecological and social responsibilities. The manufacturer holds numerous certifications, such as The Global Standard for Organic Textiles (GOTS), 100% Green Energy, Global Recycled Standard (GRS), Recycled Claim Standard (RCS).

In addition to said partnership, the Company has reached a second milestone; LSEB, who is a reporting issuer with the SEC, has now commenced trading on the OTC Markets platform under the symbol “LSEB”. Investors can find current financial information at sec.gov or otcmarkets.com. OTC Markets provides the Company with an efficient and transparent trading market for the Company’s stock while expanding our visibility and shareholder base around the world. This achievement has come as a result of extensive effort put forward by the Company’s officers, all of whom are determined to leverage this resource to further the success of both the Company and brand. With trading having commenced, we expect to attract significant institutional and retail investment interest, allowing us to engage with a broader audience of investors as we continue to advance our portfolio of products.

Lauren Bentley, the Company’s CEO, commented “Partnering with an accomplished manufacturer who aligns with our brand’s quality standards and values is a pivotal and necessary accomplishment. Furthermore, placing our initial production order with this factory is a celebratory moment in the incubation of the brand. I am acutely aware of how necessary the right partnerships are, especially when it comes to product.” She added, “Myself and my team are proud of the product we’ve designed and developed. Materials and fit have been looked at and re-looked at with meticulous attention. And, with product and positioning polished, Lauren Bentley Swimwear is poised for a prosperous first year of production and sales.”

Certain statements in this document that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of LSEB Creative Corp. to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; and (iii) competitive factors and developments beyond the Company’s control.

For more information, please contact:

LSEB Creative Corp.

Lauren Bentley, President

1-800-701-8561

info@lsebcreative.com